                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            CYBERCLOSEOUT.COM, INC.

Pursuant to Sections 607.1003 and 607.1006 of the Florida Statues, cybercloseout.com, inc., a Florida corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is CYBERCLOSEOUT.COM, INC.

2.   Article I. is hereby amended to provide as follows:

                                   ARTICLE I

                The name of the Corporation is sitzen.com, inc.

3. The foregoing amendment was adopted by consent of action of the shareholders and the Sole Director on February 26, 1999. The number of votes cast by the shareholders was sufficient for approval.


Dated this 26 day of February, 1999.


                                                  cybercloseout.com, inc.

                                                  By: /s/ Grace Gulla
                                                     -----------------------
                                                     Grace Gulla, President